Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE THIRD QUARTER OF 2007

MENLO PARK, California, October 18, 2007 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the third quarter ended September 30, 2007.

For the quarter ended September 30, 2007, net income was $74.0 million or $.46 per share, on revenues of $1.18 billion. Net income for the prior year’s third quarter was $73.6 million or $.43 per share, on revenues of $1.03 billion.

For the nine months ended September 30, 2007, net income was $217.4 million or $1.32 per share, on revenues of $3.43 billion. For the nine months ended September 30, 2006, net income was $207.8 million or $1.20 per share, on revenues of $2.95 billion.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International, said: “Our staffing operations reported strong revenue growth compared to last year, led by our international operations. Our accounting and finance staffing divisions, including permanent placement, continued to perform well.”

Commenting on the company’s Protiviti subsidiary, Messmer said: “Protiviti posted solid sequential revenue gains and benefited from expanded consulting revenues in areas such as IT asset management, forensic investigations and new internal audit engagements.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 1-800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 25. The dial-in number for the replay is 1-800-753-9146 (+1-402-220-2705 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net service revenues	$1,179,045	$1,027,563	$3,425,598	$2,953,312
Direct costs of services	678,252	595,566	1,971,391	1,710,109

Gross margin	500,793	431,997	1,454,207	1,243,203

Selling, general and administrative expenses	381,031	316,732	1,104,046	912,387
Amortization of intangible assets	748	231	1,840	605
Interest income	(3,125)	(4,874)	(10,215)	(12,500)

Income before income taxes	122,139	119,908	358,536	342,711
Provision for income taxes	48,176	46,261	141,140	134,906

Net income	$73,963	$73,647	$217,396	$207,805

Diluted net income per share	$.46	$.43	$1.32	$1.20

Shares:
Basic	158,480	165,177	161,014	166,781
Diluted	161,903	169,983	165,166	172,666

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$443,719	$377,622	$1,291,766	$1,095,840
OfficeTeam	215,163	196,125	638,532	575,015
Robert Half Technology	110,174	91,336	314,245	264,071
Robert Half Management Resources	156,637	132,301	453,348	377,582
Robert Half Finance & Accounting	112,791	88,463	326,500	249,499
Protiviti	140,561	141,716	401,207	391,305

Total	$1,179,045	$1,027,563	$3,425,598	$2,953,312

GROSS MARGIN:
Temporary and consultant staffing	$345,540	$293,110	$1,001,652	$853,562
Permanent placement staffing	112,786	88,463	326,495	249,499
Risk consulting and internal audit services	42,467	50,424	126,060	140,142

Total	$500,793	$431,997	$1,454,207	$1,243,203

OPERATING INCOME:
Temporary and consultant staffing	$95,511	$79,135	$273,968	$232,289
Permanent placement staffing	20,262	20,584	64,202	58,040
Risk consulting and internal audit services	3,989	15,546	11,991	40,487

Total	$119,762	$115,265	$350,161	$330,816

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$748	$231	$1,840	$605
Depreciation expense	$17,835	$15,169	$51,085	$44,970
Capital expenditures	$17,209	$20,623	$63,592	$64,137
Open market repurchases of common stock (shares)	3,502	4,714	9,161	7,073

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2007	2006
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$328,657	$431,657
Accounts receivable, less allowances	$628,254	$536,629
Total assets	$1,487,523	$1,432,243
Current liabilities	$488,522	$432,652
Notes payable and other indebtedness, less current portion	$3,748	$3,918
Total stockholders’ equity	$983,242	$986,703

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